                                                            EXHIBIT 11.1

                         COPART, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)



                                         Three months ended April 30,             Nine months ended April 30,
                                         ----------------------------             ---------------------------
                                           1997                1996                 1997              1996
                                           ----                ----                 ----              ----
 Weighted average common shares
    issued and outstanding              12,983,200          12,519,000          12,816,900         12,438,400

 Common stock equivalents:
    Warrants and stock options             442,500             877,900             446,900            844,400
                                      ------------        ------------        ------------       ------------
                                        13,425,700          13,396,900          13,263,800         13,282,800
                                      ------------        ------------        ------------       ------------
                                      ------------        ------------        ------------       ------------

 Net income                           $  3,298,000        $  2,789,100        $  8,646,400       $  8,428,300
                                      ------------        ------------        ------------       ------------
                                      ------------        ------------        ------------       ------------

 Net income per share                 $        .25        $        .21        $        .65       $        .63
                                      ------------        ------------        ------------       ------------
                                      ------------        ------------        ------------       ------------



Net income per share is computed by using the weighted average number of common shares and equivalents assumed to be outstanding during the periods.






          See accompanying notes to consolidated financial statements.